EXHIBIT 10.5

                        SIXTH AMENDMENT AGREEMENT

      AGREEMENT, made as of November 5, 1998, among TRANS-LUX CORPORATION, a Delaware corporation, TRANS-LUX CONSULTING CORPORATION, a Delaware corporation, TRANS-LUX SIGN CORPORATION, a Delaware corporation, TRANS-LUX MONTEZUMA CORPORATION, a New Mexico corporation, INTEGRATED SYSTEMS ENGINEERING, INC., a Utah corporation, and FIRST UNION NATIONAL BANK, a national banking association.

                             Background

      A. Capitalized terms not otherwise defined shall have the meanings ascribed to them in the Credit Agreement dated as of August 28, 1995, among Trans-Lux Corporation, Trans-Lux Consulting Corporation, Trans-Lux Sign Corporation, Trans-Lux Montezuma Corporation, Integrated Systems Engineering, Inc., and First Fidelity Bank of Connecticut (predecessor in interest to First Union National Bank) (as amended, modified or supplemented from time to time, the "Credit Agreement").

      B. The Lender has extended the Loans to the Borrowers as more fully described in the terms and conditions of the Credit Agreement.

      C. The Borrowers have requested that the Lender modify certain provisions of the Credit Agreement to permit TLX to redeem certain of the Debentures in the amount of up to $3,000,000.

      D. The Lender has agreed to the request of the Borrowers subject to the terms and conditions of this Agreement.

                             Agreement

      In consideration of the foregoing Background, which is incorporated by reference, the parties, intending to be legally bound, agree as follows:

      1. Modifications to Credit Agreement. All of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except as follows:

      (a) Section 6.14 of the Credit Agreement is deleted and the following is substituted therefor:

            6.14 Cancellation of Indebtedness. Without the prior written consent of Lender which consent shall not be unreasonably withheld, Borrowers shall not (and shall not permit any of their Subsidiaries to) cancel any claim or Indebtedness owing to it, except for reasonable consideration and in the ordinary course of business, or voluntarily prepay any Indebtedness (other than the Obligations), except that TLX may prepay, up to the aggregate of $3,000,000, Indebtedness in connection with its partial redemption or purchase of the Debentures.

      (b) Section 6.15 of the Credit Agreement is deleted and the following is substituted therefor:

            6.15 Restricted Payment. Borrowers shall not make any Restricted Payment to any Person and Borrowers shall not permit any Subsidiary or Affiliate to make any Restricted Payment other than to Borrowers, except that TLX may make payments, up to the aggregate of $3,000,000, in connection with the redemption or purchase of certain of the Debentures.

      (c) The definition of "Debentures" contained in Annex A to the Credit Agreement is deleted and the following is substituted therefor:

      "Debentures" shall mean the 7 1/2% Convertible Subordinated Debentures due 2006 issued by TLX in the aggregate principal amount of $31,625,000 and the 9 1/2% Subordinated Debentures due 2012 issued by TLX in the aggregate principal amount of $1,057,000.

      2. Conditions Precedent. The obligation of the Lender under this Agreement is subject to the receipt and review, to the satisfaction of the Lender, of the following:

      (a)   this Agreement duly executed by the parties hereto; and

      (b)   such other agreements and instruments as the Lender deems necessary.

      3. Reaffirmation by the Borrowers. The Borrowers acknowledge that each is legally, validly and enforceably jointly and severally indebted to the Lender under the Notes, without defense, counterclaim or offset, and that each is legally, validly and enforceably liable to the Lender for all costs and expenses of collection and reasonable attorneys' fees related to or in any way arising out of this Agreement, the Notes, the Credit Agreement and the other Loan Documents. The Borrowers hereby restate and agree to be bound by all covenants contained in the Credit Agreement and the other Loan Documents and reaffirm that all of the representations and warranties contained in the Credit Agreement and the other Loan Documents remain true and correct in all material respects with the exception that the financial statements described therein are deemed true as of the date made. The Borrowers represent that except as set forth in the Credit Agreement and the other Loan Documents, there are no pending, or to each Borrower's knowledge threatened, legal proceedings to which any of the Borrowers or any of the Guarantors is a party which materially and adversely affect the transactions contemplated by this Agreement or the ability of the Borrowers or any of the Guarantors to conduct its business on a consolidated business. The Borrowers and Guarantors acknowledge and represent that the resolutions of each dated July 27, 1995 (except for resolutions of Trans-Lux Midwest Corporation which are dated February 13, 1997), remain in full force and effect and have not been modified, amended, rescinded or otherwise abrogated.

      4. Reaffirmation by the Guarantors. The Guarantors acknowledge that each is legally and validly indebted to the Lender under the Guaranty of each without defense, counterclaim or offset, and affirms that each Guaranty remains in full force and effect and includes, without limitation, the indebtedness, liabilities and obligations arising under or in any way connected with the Loans, this Agreement and the other Loan Documents, whether now existing or hereafter arising.

      5. Reaffirmation re: Collateral. The Borrowers and the Guarantors reaffirm the liens, security interests and pledges granted to the Lender pursuant to the Loan Documents to secure the obligations of each thereunder.

      6. Other Representations by Borrower and Guarantors. Each of The Borrowers and the Guarantors represents and confirms that (a) no Event of Default has occurred and is continuing and that the Lender has not given its consent to or waived any Default or Event of Default and (b) the Credit Agreement and the other Loan Documents are in full force and effect and enforceable against the Borrowers and the Guarantors in accordance with the terms thereof. Each of the Borrowers and Guarantors represents and confirms that as of the date hereof, each has no claim or defense (and each of the Borrowers and the Guarantors hereby waives every claim and defense as of the date hereof) against the Lender arising out of or relating to the Credit Agreement, this Agreement and the other Loan Documents or the making, administration or enforcement of the Loans and the remedies provided for under the Loan Documents.

      7. No Waiver by Lender. Each of the Borrowers and the Guarantors acknowledges that (a) by execution of this Agreement, the Lender is not waiving any Default, whether now existing or hereafter occurring, disclosed or undisclosed, by the Borrower or the Guarantors under the Loan Documents and (b) the Lender reserves all rights and remedies available to it under the Loan Documents and otherwise.

      8. Prejudgment Remedy Waiver; Waivers. EACH OF THE BORROWERS AND THE GUARANTORS ACKNOWLEDGES THAT THE LOANS AND THE TRANSACTIONS EVIDENCED BY THE NOTES, THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE COMMERCIAL TRANSACTIONS AND EACH WAIVES ITS RIGHTS TO NOTICE AND HEARING PRIOR TO THE ISSUANCE OF ANY PREJUDGMENT REMEDY, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. EACH OF THE BORROWERS AND THE GUARANTORS ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

      9. Jury Trial Waiver. EACH OF THE BORROWERS AND THE GUARANTORS WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH, OR IN ANY WAY RELATED TO, THE FINANCING TRANSACTIONS OF WHICH THE NOTES, THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS IS A PART OR THE ENFORCEMENT OF ANY OF THE LENDER'S RIGHTS. EACH OF THE BORROWERS AND THE GUARANTORS ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY, VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

      10.   Miscellaneous.

      (a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      (b) This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the law of the State of Connecticut.

      (c) This Agreement shall be deemed a Loan Document under the Credit Agreement for all purposes.





The parties have executed this Agreement on the date first written above.

        BORROWERS:

        TRANS-LUX CORPORATION

           /s/ Victor Liss
        By________________________________________
                Victor Liss
                Title: President

           /s/ Angela Toppi
        By______________________________________
                Angela Toppi
                Title: Senior Vice President and
                       Chief Financial Officer

        TRANS-LUX CONSULTING CORPORATION

           /s/ Victor Liss
        By______________________________________
                Victor Liss
                Title: President

           /s/ Angela Toppi
        By______________________________________
                Angela Toppi
                Title: Senior Vice President and
                       Chief Financial Officer

        TRANS-LUX SIGN CORPORATION

           /s/ Victor Liss
        By______________________________________
                Victor Liss
                Title: President

           /s/ Angela Toppi
        By______________________________________
                Angela Toppi
                Title: Senior Vice President and
                       Chief Financial Officer



        TRANS-LUX MONTEZUMA CORPORATION

           /s/ Victor Liss
        By______________________________________
                Victor Liss
                Title: President

           /s/ Angela Toppi
        By______________________________________
                Angela Toppi
                Title: Senior Vice President and
                       Chief Financial Officer

        INTEGRATED SYSTEMS ENGINEERING, INC.

           /s/ Victor Liss
        By_____________________________________
                Victor Liss
                Title: President

           /s/ Angela Toppi
        By______________________________________
                Angela Toppi
                Title: Senior Vice President and
                       Chief Financial Officer

        GUARANTORS:

        TRANS-LUX SIGN CORPORATION
        TRANS-LUX CONSULTING CORPORATION
        SAUNDERS REALTY CORPORATION
        TRANS-LUX CANADA LTD.
        TRANS-LUX COCTEAU CORPORATION
        TRANS-LUX COLORADO CORPORATION
        TRANS-LUX DURANGO CORPORATION
        TRANS-LUX EXPERIENCE CORPORATION
        TRANS-LUX HIGH FIVE CORPORATION
        TRANS-LUX INVESTMENT CORPORATION
        TRANS-LUX LOMA CORPORATION
        TRANS-LUX MIDWEST CORPORATION
        TRANS-LUX MONTEZUMA CORPORATION
        TRANS-LUX MULTIMEDIA CORPORATION
        TRANS-LUX PENNSYLVANIA CORPORATION
        TRANS-LUX SEAPORT CORPORATION
        TRANS-LUX SERVICE CORPORATION
        TRANS-LUX SOUTHWEST CORPORATION
        TRANS-LUX STORYTELLER CORPORATION
        TRANS-LUX SYNDICATED PROGRAMS CORPORATION
        TRANS-LUX TAOS CORPORATION
        TRANS-LUX THEATRES CORPORATION
        TRANS-LUX LOVELAND CORPORATION
        INTEGRATED SYSTEMS ENGINEERING, INC.
        TRANS-LUX PTY, LTD

           /s/ Victor Liss
        By_____________________________________
                Victor Liss
                Title: President

           /s/ Angela Toppi
        By______________________________________
                Angela Toppi
                Title: Senior Vice President and
                       Chief Financial Officer

        LENDER:

        FIRST UNION NATIONAL BANK

           /s/ Anne S. Wilson
        By______________________________________
                Anne S. Wilson
                Title: Vice President





                                                        EXHIBIT 10.12

      AGREEMENT made as of the lst day of January, 1999 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and AL MILLER residing at 22 Deer Run Lane, Shelton, Connecticut 06484 (hereinafter called, "Employee").

                        W I T N E S S E T H:

      1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

      2. (a) The term ("Term") of the Agreement shall be the period commencing on January l, l999 and terminating December 3l, 2001.

          (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

          (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

      3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate).

Employer shall use its reasonable efforts to cause Employee to be elected and continue to be elected a Senior Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, President or Executive Vice President, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Chief Executive Officer, President and Executive Vice President and the Board of Directors of Employer, to which Employee does hereby agree to be bound.
Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any.

      During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except for current real estate ventures disclosed to Employer concurrently with the signing of this Agreement. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except which such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company. Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer 1ists and confidential financial information.

      4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of NINETY
THOUSAND DOLLARS ($90,000) per annum during the period January l, 1999 to December 31, 1999; at the rate of NINETY-FOUR THOUSAND DOLLARS ($94,000) per annum during the period January 1, 2000 to December 31, 2000 and at the rate of NINETY-EIGHT THOUSAND DOLLARS ($98,000) per annum during the period January 1, 2001 to December 31, 2001. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for his and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase.

          All payments under this Agreement are in United States dollars unless otherwise specified.

          (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

          (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity or 12 months, whichever is less, 35% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity.

          (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, 2000, 2001, and 2002, respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employee's performance for the immediately preceding fiscal year. Notwithstanding the foregoing, Employer shall pay Employee the highest Bonus applicable for any of the fiscal years ending December 31, l999, 2000, and 2001 only, in the event Employer's pre-tax consolidated earnings for such year determined in accordance with Section 4(d) exceed the respective amounts hereinafter set forth. The Bonuses shall not exceed $10,000 for any year.



If Pre-Tax Consolidated                 Annual Non-Cumulative Level
     Earnings Exceed                           of Bonus Payable


    $ 250,000                                     312.50
      375,000                                     468.75
      500,000                                     625.00
      625,000                                     781.25
      750,000                                     937.50
      875,000                                   l,093.75
    l,000,000                                   l,250.00
    1,125,000                                   l,406.25
    l,250,000                                   l,562.50
    1,375,000                                   l,718.75
    1,500,000                                   l,875.00
    1,625,000                                   2,03l.25
    1,750,000                                   2,l87.50
    1,875,000                                   2,343.75
    2,000,000                                   2,500.00
    2,125,000                                   2,656.25
    2,250,000                                   2,8l2.50
    2,375,000                                   2,968.75
    2,500,000                                   3,125.00
    2,625,000                                   3,28l.25
    2,750,000                                   3,437.50
    2,875,000                                   3,593.75
    3,000,000**                                 3,750.00
    4,000,000**                                 5,000.00
    5,000,000                                   6,250.00
    6,000,000                                   7,500.00
    7,000,000                                   8,750.00
    8,000,000 and up                           10,000.00  (maximum)


  ** For each incremental level of $l25,000 between $3,000,000 and $8,000,000 not listed, this is an additional Bonus of $l56.25 for 1999 and 2000 and 2001 up to the maximum.

          There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation.

          Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

          Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 1999, 2000 or 2001 fiscal year, no Bonus shall be paid for such fiscal year. In the event of Employee's death on or after January 1 of 2000, 2001 or 2002, any Bonus to which he is otherwise entitled for the prior fiscal year shall be paid to his surviving spouse widow if she shall survive him or if she shall predecease him to his surviving issue per stirpes and not per capita.

          Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty
(60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 1999, 2000, and 2001. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

              (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's surviving spouse or his surviving issue, as the case may be, for the balance of the Term of the Agreement, or twelve (12) months, whichever is less, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 35% of Employee's then annual base salary rate.

          5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

          6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

          7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by paragraph 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or, (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two (2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibit A to this Agreement after the latest non-disclosure.

          8. In the event any provision of paragraph 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

          9. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

          10. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman, Vice Chairman of the Board or President, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

          11. This Agreement shall be construed in accordance with the laws of the State of New York.

          12. This instrument contains the entire agreement between the parties.. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

          IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.

                                        TRANS-LUX CORPORATION

                                            /s/ Victor Liss
                                        By:___________________
                                                President

                                            /s/ Al Miller
                                           ___________________
                                                Al Miller